 NYGCSA

                                             GLOBAL CUSTODIAL SERVICES

                                                     AGREEMENT

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                                                                                                             NYGCSA

THIS  GLOBAL  CUSTODIAL  SERVICES  AGREEMENT  is made on the  ____  day of  ________,  2002,  by and  between  each investment  company  identified  on Appendix A attached  hereto  (each  hereinafter  referred  to as the  "Client")
individually and severally, and not jointly and severally, and Citibank, N. A. (the "Custodian").
1.       DEFINITIONS
         -----------

         "Agreement" means this Global Custodial  Services  Agreement,  as amended from time to time, and any other terms and  conditions  agreed upon by the Client and the Custodian in writing from time to time in connection  with this Agreement.

         "Assured  Income Payment  Service" means the Custodian's  services in which  interest,  dividends or other such periodic income, to which the Client is entitled,  on Securities  specified by the Custodian from time to time at its absolute discretion, are credited to the Custody Cash Account in respect of such Securities.

         "Assured  Income Payment  Standards"  means the terms and conditions  governing the Assured Income Payment
Service,  as such terms and conditions are amended  and/or  supplemented  from time to time by, and at the absolute discretion of, the Custodian.

         "Assured  Payment"  means,  in relation to those  Securities  specified by the Custodian under the Assured
Income Payment  Service,  an amount equal to the interest,  dividends or periodic  income that is due to the Client in respect of such Securities less any taxes,  duties,  levies,  charges or any other withholding  payments payable in respect of such interest, dividends or periodic income.

         "Assured  Payment Date" means, in relation to the payment of any interest,  dividend or periodic income of any particular  Securities  specified by the Custodian under the Assured Income Payment Service,  the date on which such interest,  dividend or periodic  income is normally  payable in respect of such  Securities or such other date as may be notified by the Custodian to the Client from time to time.

         "Authorized  Person" means (i) any person who has been authorized by the Client (including,  for avoidance of doubt,  any officer or employee of such agent or person),  by notice in writing to the Custodian,  to act on its behalf in the performance of any act,  discretion or duty under this Agreement,  or (ii) any other person holding a duly executed power of attorney from the Client which is in a form acceptable to the Custodian.

         "Branch" means any branch or office of Citibank, N.A.

         "Citicorp  Organization"  means Citicorp and any company of which Citicorp is, now or hereafter,  directly or  indirectly a  shareholder  or owner.  For the purposes of this  Agreement,  each Branch shall be deemed to be a separate member of the Citicorp Organization.

         "Clearance   System"  means  The  Federal  Reserve  Bank  of  New  York,  The  Depository  Trust  Company,
Participants  Trust Company,  Cedel Bank,  S.A., the Euroclear  System operated by Morgan Guaranty Trust Company of
New York,  the CREST system  operated by CREST CO.  Limited,  the Central Money Markets  Office,  the Central Gilts
Office  and such  other  clearing  agency,  settlement  system  or  depository  as may from time to time be used in connection with  transactions  relating to Securities,  and any nominee,  clearing agency, or depository for any of the foregoing.

         "Custody  Account" means the custody  account or accounts in the name of the Client and/or such other name as the  Client may  reasonably  designate,  for the  deposit of any  Property  (other  than cash) from time to time received by the Custodian for the account of the Client.

         "Custody Cash Account" means the cash account or accounts,  which,  at the  discretion of the Client,  may be either a subaccount(s) of the Custody Account or a demand deposit  account(s),  in the name of the Client and/or such other name as the Client may  reasonably  designate,  for the deposit of cash in any currency  received by the
Custodian  from time to time for the  account of the  Client,  whether  by way of  deposit or arising  out of or in connection with any Property in the Custody Account.

         "Deposit"  includes,  with respect to any Securities  not  physically  maintained in the possession of the
Custodian (e.g. with a Clearance System or Subcustodian), the crediting of such Securities to the Custody Account.

         "Fee  Agreement"  means the agreement  between the Custodian and the Client setting forth the fees,  costs and  expenses  to be paid by the  Client to the  Custodian  in  connection  with the  custodial  services  provided pursuant to this  Agreement,  as such fee agreement may be amended at the  Custodian's  reasonable  discretion from time to time by prior written agreement of the Custodian and the Client.

         "Hold"  includes,  with respect to any  Securities  not  physically  maintained  in the  possession of the
Custodian  (e.g.  with a  Clearance  System or  Subcustodian),  maintaining  the credit of such  Securities  to the
Custody Account.

         "Instructions"  means any and all instructions  received by the Custodian from, or reasonably  believed by the Custodian in good faith to be from, any Authorized  Person,  including any  instructions  communicated  through any manual or  electronic  medium or system  agreed  between  the Client  and the  Custodian  and on such terms and conditions as the Custodian and the Client may agree from time to time.

         "person" means any person,  firm,  company,  corporation,  government,  state or agency of a state, or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing.

         "Property"  means,  as the  context  requires,  all or any  part of any  Securities,  cash,  or any  other property from time to time held for the Client under the terms of this Agreement.

         "Rules"  means any  statutes,  rules and  regulations  (whether  of a local  regulatory  authority,  stock exchange  or other  entity) in any  jurisdiction  with which the  Custodian  may from time to time be  required  to comply in the provision of its services hereunder.

         "Securities"  means bonds,  debentures,  notes,  stocks,  shares,  securities  or other  financial  assets including,  but not limited to  instruments  commonly  known as  derivatives,  acceptable  to the Custodian and all moneys,  rights or  property  which may at any time  accrue or be  offered  (whether  by way of bonus,  redemption, preference,  option or otherwise) in respect of any of the foregoing and any  certificates,  receipts,  warrants or other  instruments  (whether in  registered  or  unregistered  form)  representing  rights to receive,  purchase or subscribe  for  any of the  foregoing  or  evidencing  or  representing  any  other  rights  or  interests  therein
(including,  without  limitation,  any of the foregoing not constituted,  evidenced or represented by a certificate or other  document  but by an entry in the books or other  permanent  records  of the  issuer,  a trustee  or other fiduciary thereof, a Clearance System or other person).

         "Service  Standards"  means any written  service  standards  governing  the day to day  operations  of the custodial  services which may be provided to the Client  pursuant to this Agreement  subject to such  modifications as may be agreed to by the Custodian and the Client.

         "Subcustodian"  means a subcustodian  (other than a Clearance  System)  appointed by the Custodian for the safe-keeping, administration, clearance and settlement of Securities.

         "Taxes" means all taxes, levies, imposts, charges, assessments, deductions, withholdings and related liabilities, including additions to tax, penalties and interest imposed on or in respect of the Property, the transactions effected under this Agreement or the Client; PROVIDED THAT Taxes does not include income or franchise taxes imposed on or measured by the net income of the Custodian or its agents.

         "1940 Act" means the United States Investment Company Act of 1940.

2.       APPOINTMENT OF CUSTODIAN
         ------------------------

(A)      The Client hereby  appoints the Custodian to act as its custodian in accordance  with the terms hereof and authorizes the Custodian to establish on its books,  on the terms of this  Agreement,  the Custody  Account,  to be designated to show that the Securities  belong to the Client and are  segregated  from the  Custodian's  assets and the Custody  Cash Account.

(B)      Subject to the express terms of this  Agreement,  the Client  understands  and agrees that the obligations and duties  hereunder of the Custodian  shall be performed  only by the  Custodian or its agents,  and shall not be deemed  obligations or duties of any other member of the Citicorp  Organization  unless appointed by the Custodian, as  contemplated  hereby.  The  Client  agrees  that the  Custodian  may  register  or  record  legal  title to any
Securities  in the name of a nominee  company or a  Subcustodian  in the  Citicorp  Organization  and may appoint a member of the Citicorp  Organization to be a Subcustodian;  provided,  however,  the Custodian's  books and records shall reflect that  such securities are held for the benefit of the Client.

(C)      The Client  agrees to take any such action which may be necessary  and to execute  further  documents  and provide such materials and  information as may be reasonably  requested by the Custodian to enable the Custodian to perform  the duties and  obligations  under this  Agreement,  including  participation  in any  relevant  Clearance
System,  and will  notify  the  Custodian  as soon as it  becomes  aware of any  inaccuracy  in such  materials  or information.

(D)      All  custody  services  by the  Custodian  hereunder  shall be  provided  in  accordance  with the Service
Standards,  a copy of which  the  Custodian  may  supply  to the  Client  from  time to time.  In the  event of any conflict between any term of this Global Custodial Services  Agreement and any term of the Service  Standards,  the
Global Custodial Services Agreement shall prevail with respect to such term.

(E)      The Client  agrees to comply with any relevant  security  procedures  relating to the provision of custody services under this Agreement  which may be imposed on the Client by any relevant  Clearance  System,  any relevant securities  market,  or as may be agreed to between the Client and the Custodian from time to time, as the case may
be.

3.       PROPERTY ACCEPTED
         -----------------

(A)      Subject to Section  3(C) below,  the  Custodian  agrees to accept for  custody in the Custody  Account any
Securities which are capable of deposit under the terms of this Agreement.

(B)      Subject to Section 3(C) below,  the  Custodian  agrees to accept for deposit in the Custody Cash  Account, cash in any currency  (which  shall,  if  necessary,  be credited by the  Custodian  to  different  accounts in the currencies concerned), such cash to be owed to the Client by the Custodian as banker.

(C)      The  Custodian  may in its  reasonable  discretion  refuse  to accept  (in whole or in part) any  proposed deposit in either the Custody  Account or the Custody Cash Account if the  Custodian  reasonably  believes that the acceptance of such deposit would violate any law,  rule,  regulation,  practice or policy to which the Custodian is subject.  The Custodian shall  immediately  notify the Client of any such refusal and shall, to the extent possible without any such violation, establish lawful custody thereof subject to Client's approval.

4.       REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS
         --------------------------------------------

(A)      The Client hereby represents, warrants and undertakes to the Custodian that:

         (i)      it  is  duly  organized  and  validly  existing  under  the  laws  of  the  jurisdiction  of  its organization;

         (ii)     during  the term of this  Agreement  it (and any  person  on whose  behalf it may act as agent or otherwise in a  representative  capacity)  has and will continue to have, or will take all action necessary to obtain,  full capacity and  authority to enter into this  Agreement and to carry out the  transactions  contemplated  herein,  and has taken and will  continue  to take all action to authorize  the  execution,  delivery  and  performance  of  obligations  of the  Client,  and the validity and  enforceability  of such  obligations  and the rights of the  Custodian,  under this
                  Agreement;

          (iii)   except as provided in Clause 16 of this Agreement or resulting  from acts of the  Custodian,  the
                  Client  shall,  at all times be entitled or otherwise  authorized  to deal with,  and dispose of, all or any part of the  Property,  whether  through a  relevant  Clearance  System or  otherwise, except for any  necessary  government  consents in any  applicable  jurisdiction;  (which  Client shall use commercially reasonable efforts to obtain).

(iv)     Subject to  paragraph  14(N),  it will  assert its  interest  in  Property  held by the  Custodian  in any
                  Clearance  System  only in such a way as could not  prevent a transfer of title to a unit of such
                  Property  by the  Custodian  (or by any other  person)  where such  transfer  is  required by the
                  Clearance  System;  provided  that nothing  further shall limit the Client's  rights  pursuant to
                  Section 15 hereof.

(v)      this Agreement is legal, valid and binding on the Client;

(vi)     on or prior to the execution of this  Agreement,  the Client has provided to the Custodian  certified true copies of evidence of the due authorization  for the execution,  delivery and performance of this
                  Agreement;

(vii)    except as provided in Clause 16 of this  Agreement,  all Property  deposited with the Custodian  shall, at all times, be free from all charges,  mortgages,  pledges or other such encumbrances,  other than arising  in  connection  with  settlement,  or to the  extent  resulting  from  the  acts  of the
                  Custodian.

The Client  agrees to inform the  Custodian  promptly if any  statement set forth in this Section 4(A) ceases to be true and correct as of any date after the date hereof.

(B)      The Custodian hereby represents, warrants and undertakes to the Client that:

         (i)      it  is  duly  organized  and  validly  existing  under  the  laws  of  the  jurisdiction  of  its organization;

         (ii)     during  the term of this  Agreement  it has and will  continue  to have,  or will take all action necessary to obtain,  full capacity and  authority to enter into this  Agreement and to carry out the  transactions  contemplated  herein,  and has  taken  and will  continue  to take all  action
                  (including,  without  limitation,  the  obtaining of all necessary  governmental  consents in any
                  applicable   jurisdiction)   to  authorize  the  execution,   delivery  and  performance  of  the
                  obligations of the Custodian,  and the validity and  enforceability  of such  obligations and the rights of Client under this Agreement; and

         (iii)    this Agreement is legal, valid and binding on the Custodian.

The  Custodian  agrees to inform the Client  promptly if any  statement set forth in this Section 4(B) ceases to be true and correct as of any date after the date hereof.

5.       INSTRUCTIONS
         ------------

(A)      The Custodian may, in its absolute  discretion and without  liability on its part,  except for negligence, rely and act upon (and the Client shall be bound by) any  Instructions.  Instructions  shall continue in full force and  effect  until  canceled  or  superseded;  PROVIDED  THAT any  Instruction  canceling  or  superseding  a prior
                                               --------------
Instruction  must be received by the  Custodian at a time and in a manner that  accords the  Custodian a reasonable opportunity  to act upon such  Instruction.  The Custodian  shall be entitled to rely upon the continued  authority of any Authorized Person to give Instructions until the Custodian receives notice from the Client to the contrary.

(B)      Instructions  shall be  governed  by and carried out  subject to the  prevailing  laws,  Rules,  operating procedures and market  practice of any relevant stock exchange,  Clearance  System or market where or through which they are to be executed or carried out, and shall be acted upon only during  banking  hours  (including  applicable cut-off times) and on banking days when the applicable financial markets are open for business.

(C)      Instructions  delivered  to the  Custodian  by  telephone  or  facsimile  shall be promptly  confirmed  in writing, by tested telex, SWIFT,  letter, the Custodian's  proprietary  electronic banking system or as provided in the Service Standards,  such confirmation  shall, where relevant,  be made by an Authorized  Person.  However,  the
Custodian  may, in its  absolute  discretion,  rely and act upon  telephone or  facsimile  Instructions  before the written confirmation is received.

(D)      The Custodian has offered the Client  security  procedures for the  transmission  of  Instructions  to the
Custodian  (and the Client  acknowledges  that it has  received  the same and agrees that the  security  procedures mutually  agreed to by the Client and the Custodian are  commercially  reasonable).  As long as the Custodian  acts in  compliance  with such  security  procedures  and this  Section 5, it shall  have no further  duty to verify the identity or authority of the person giving or confirming, or the genuineness or contents of, any Instruction.

(E)      The  Custodian  is  authorized  to rely upon any  Instructions  received by any means,  provided  that the
Custodian  and the Client have  agreed upon the means of  transmission  and the method of  identification  for such
Instructions.

(F)      Instructions  are to be given in the English  language.  The  Custodian may in its  reasonable  discretion and without any liability on its part,  act upon what it  reasonably  believes in good faith such  Instructions  to be;  notwithstanding  any other provision hereof, the Custodian shall have the right, in its reasonable  discretion to refuse to  execute  any such  Instruction  that the  Custodian  believes  in good  faith to be  unauthorized  or erroneous,  in which event the Custodian shall notify the Client of such refusal and the reasons  therefor  without undue delay.

(G)      The Client  agrees to be bound by any  Instructions  reasonably  believed by the  Custodian to be genuine, whether or not  authorized,  given to the  Custodian in the Client's  name and  accepted by the  Custodian  without negligence in accordance with the provisions of this Section 5.

6.       PERFORMANCE BY THE CUSTODIAN
         ----------------------------

(A)      Custodial  duties not  requiring  further  Instructions.  In the  absence of  contrary  Instructions,  the
         -------------------------------------------------------
Custodian is  authorized  by the Client to, and where  applicable,  the  Custodian  shall  promptly,  carry out the following  actions in relation to the Property:

         (i)      except as otherwise provided in this Agreement,  separately  identify the Property on its records as being held for the  account of the Client and  segregate  all  Property  held on behalf of the
                  Client by the Custodian from the assets of the Custodian;

         (ii)     sign any  affidavits,  certificates of ownership or other  certificates  relating to the Property which may be  required  by any tax or  regulatory  authority  or under  the laws of any  relevant jurisdiction,  whether governmental or otherwise,  and whether relating to ownership,  or income, capital  gains or other  tax,  duty or levy (and the  Client  further  agrees  to  ratify  and to confirm or to do, or to  procure  the doing of,  such  things as may  lawfully  be  necessary  or appropriate  to complete or evidence  the  Custodian's  actions  under this  Section  6(A)(ii) or otherwise under the terms of this Agreement);

(iii)    collect and receive,  for the account of the Client, all income,  payments and distributions in respect of the Property, and credit the same to the Custody Cash Account;

         (iv)     take any  action  which is  necessary  and  proper in  connection  with the  receipt  of  income, payments and  distributions  as are referred to in Section  6(A)(iii) above,  including,  without limitation, the presentation of coupons and other interest items;

         (v)      collect,  receive  and hold for the  account  of the  Client  any  capital  arising  out of or in connection  with the  Property  whether as a result of it being  called or redeemed or  otherwise becoming payable and credit the same to the Custody Cash Account;

         (vi)     take any action which is necessary  and proper in  connection  with the receipt of any capital as is referred to in Section 6(A)(v) above,  including,  without  limitation,  the  presentation for payment of any  Property  which  becomes  payable as a result of its being  called or redeemed or otherwise  becoming  payable  and the  endorsement  for  collection  of checks,  drafts and other negotiable instruments;

         (vii)    take any action which is  necessary  and proper to enable the  Custodian  to provide  services to the Client  within,  and to observe  and  perform its  obligations  in respect  of, any  relevant
                  Clearance System;

         (viii)   collect,  receive  and  hold  for the  account  of the  Client  all  Securities  received  by the
                  Custodian as a result of a stock dividend,  share sub-division or reorganization,  capitalization of reserves or otherwise;

(ix)     take any action which is necessary  and proper in connection  with the receipt of  Securities  referred to in Section 6(A)(viii) above;

         (x)      exchange  interim or  temporary  receipts for  definitive  certificates,  and old or  overstamped certificates  for new  certificates  and hold such  definitive  and/or  new  certificates  in the
                  Custody Account;

         (xi)     make cash  disbursements  for any  expenses  incurred in handling  the  Property  and for similar items in connection with the  Custodian's  duties under this Agreement in accordance with the Fee
                  Agreement,  and debit the same to the  Client  Cash  Account  or any other  account of the Client with the Custodian;

(xii)    deliver to the Client  transaction  advices and/or regular statements of account showing the Property held at such  intervals as may be agreed  between the parties  hereto but subject always to applicable
                  Rules; and

(xiii)   monitor on a continuing  basis the custody  risks  associated  with  maintaining  assets with any Eligible
                  Securities  Depository  (as  defined  in Rule  17f-7  under the 1940 Act) with  which the  Client maintains or proposes to maintain  assets  pursuant to this  Agreement,  and promptly  notify the
                  Client of any material  change in such risks  (Custodian  having  delivered to Client an analysis of the custody  risks  associated  with  maintaining  assets with each such  Eligible  Securities
                  Depository);

                  The Custodian  agrees to exercise  reasonable  care,  prudence and  diligence in  performing  the duties set forth in Section 6(c)(xii) above

(B)      Custodial  duties  requiring  Instructions.  The  Custodian  is  authorized  by the  Client  to, and where
         -------------------------------------------
applicable,  the Custodian shall,  carry out the following actions in relation to the Property only upon receipt of and in accordance with specific Instructions:

         (i)      make payment for and receive Property, or deliver or dispose of Property;

         (ii)     (subject to Section 7(C)) deal with  subscription,  rights,  bonus or scrip issues,  conversions, options,  warrants and other  similar  interests or any other  discretionary  right in connection with the Property; and

         (iii)    subject to the  agreement of the  Custodian,  to carry out any action other than those  mentioned in Section 6(A) above.

7.       REGISTRATION AND OTHER ACTION
         -----------------------------

(A)      The Client  understands  and agrees that,  except as may be specified in the Service  Standards,  Property shall be registered as the Custodian  may direct  either in the name of the  Custodian,  Subcustodian  or Clearance
System,  or nominee of any of them,  in the  jurisdiction  where the  Property  is  required  to be  registered  or otherwise  held;  provided,  however that the books and records of the Custodian shall reflect that such securities are held for the benefit of the Client.  Where  feasible,  the  Custodian  will  arrange on written  request by the
Client for the  registration  of  Property  with the issuer or its agent in the name of the Client or its  nominee.
The Client  understands and agrees,  however,  that the Custodian  shall have discretion to determine  whether such direct registration is feasible.

(B)      The Custodian shall, to the extent reasonably  possible,  notify, make available or deliver to the Client, in a timely manner, all official notices,  circulars,  reports and announcements that are received by the Custodian in such capacity concerning the Securities held on the Client's behalf that require discretionary action.

(C)      The  Custodian  shall  provide  proxy  services to the Client only where there is a separate  agreement in relation to proxy services between the Custodian and the Client.

(D)      Upon receipt of each  transaction  advice and/or  statement of account,  the Client shall examine the same and notify the  Custodian  within sixty (60) days of the date of any such advice or  statement  of any  discrepancy between  Instructions  given and the situation  shown in the  transaction  advice and/or  statement,  and/or of any other errors  therein.  In the event that the Client does not inform the Custodian in writing of any  exceptions or objections within sixty (60) days after the date of such transaction  advice and/or statement,  the Client shall be deemed to have approved such transaction advice and/or statement.

8.       CUSTODY CASH ACCOUNT PAYMENTS
         -----------------------------

(A)      Except as otherwise  provided herein,  the Custodian shall make, or cause its agents to make,  payments of cash credited to the Custody Cash Account:

         (i)      in  connection  with the purchase of Property  (other than cash) for the account of the Client in accordance with Instructions;

         (ii)     in payment for the account of the Client of (A) all Taxes,  fees,  costs and expenses  reasonably incurred  by the  Custodian  or its  agents  under  or in  connection  with  the  terms  of  this
                  Agreement;  provided  however,  no such  payments  shall be made for any  unusual or  non-routine
                              ------------------
                  claims or  liabilities  unless prior  notice is given and the Client  consent is obtained and (B)
                  all amounts owed to the Custodian pursuant to the Fee Agreement;

         (iii)    for  payments to be made in  connection  with the  conversion,  exchange or surrender of Property held in the Custody Account;

         (iv)     pursuant to assured  payment  obligations  incurred in the capacity of settlement  bank on behalf of the Client within a relevant Clearance System;

         (v)      for other purposes as may be specified by the Client in its Instructions; or

         (vi)     upon the termination of this Agreement on the terms hereof;

PROVIDED THAT,  unless  otherwise  agreed,  the payments  referred to above shall not exceed the funds available in
-------------
the Custody Cash Account at any time.  The Client shall  promptly  reimburse  the Custodian for any advance of cash
or  any  such  taxes,   charges,   expenses,   assessments,   claims  or  liabilities  upon  request  for  payment.
Notwithstanding  the  foregoing,  nothing in this Agreement  shall  obligate the Custodian to extend credit,  grant financial  accommodation  or  otherwise  advance  moneys to the  Client or assume  financial  risk on behalf of the
Client for the purpose of meeting any such payments or otherwise carrying out any Instructions.

(B)      Unless otherwise  provided herein,  the proceeds from the sale or exchange of Property will be credited to the Custody Cash Account on the date the proceeds are actually received by the Custodian.

9.       ASSURED INCOME PAYMENT SERVICE
         ------------------------------

         The Custodian  may, at its absolute  discretion,  offer the Client an Assured  Income  Payment  Service in respect of specific  Securities,  as may be notified by the  Custodian to the Client from time to time. In relation to any such  Securities,  the  Custodian  may, at its  absolute  discretion,  cause the Custody  Cash Account to be credited with an Assured  Payment on the Assured Payment Date relevant  thereto;  PROVIDED THAT the Custodian shall
                                                                                  -------------
be entitled to reverse any credit (in whole or in part) made in respect of that  Assured  Payment if the  Custodian fails to receive the full amount  corresponding  to such Assured Payment within a reasonable time, as determined by the  Custodian in its absolute  discretion,  after the relevant  Assured  Payment Date,  for any reason  whatsoever other than as a result of the negligence or willful default of the Custodian.

         The Assured  Income  Payment  Service shall be provided by the  Custodian in  accordance  with the Assured
Income Payment Standards.

10.      WITHDRAWAL AND DELIVERY
         -----------------------

         Subject to the terms of this  Agreement,  the Client may at any time demand  withdrawal of all or any part of the Property in the Custody  Account  and/or the Custody  Cash  Account.  Delivery of any Property  will be made without  undue delay at the expense of the Client at such location as the parties  hereto may agree;  PROVIDED THAT
                                                                                                      -------------
if the Custodian has effected any  transaction  on behalf of the Client the  settlement of which is likely to occur after a withdrawal  pursuant to this Section 10, then the  Custodian  shall be entitled in its absolute  discretion to close out or complete such transaction and to retain sufficient funds from the Property for that purpose.

11.      ACCESS AND RECORDS
         ------------------

(A)      Access  to  the  Custodian's  Records.  Except  as  otherwise  provided  in  this  Agreement,  during  the
         -------------------------------------
Custodian's  regular business hours and upon receipt of reasonable notice from the Client,  any officer or employee of the  Client,  any  independent  public  accountant(s)  selected by the Client and any person  designated  by any regulatory  authority having jurisdiction over the Client shall be entitled to examine on the Custodian's  premises
Property held by the Custodian and the Custodian's  records regarding Property  deposited with entities  authorized to hold Property in accordance  with Section 12 hereof,  but only upon the Client's  furnishing  the Custodian with
Instructions to that effect;  PROVIDED THAT such examination  shall be consistent with the Custodian's  obligations
                              -------------
of confidentiality to other parties.

(B)      Access to Third Party Records.  The Custodian shall also,  subject to restrictions  under  applicable laws
         -----------------------------
and  regulations,  use its best efforts to obtain from any entity with which the  Custodian  maintains the physical possession  or  book-entry  record of any of the  Property in the Custody  Account or the Custody Cash Account such records as may be required by the Client or its agents.

12.      USE OF AGENTS
         -------------

(A)      The Custodian is  authorized  subject to any relevant  Rules,  to appoint  agents (each an "agent",  which term includes,  without  limitation,  service providers and  Subcustodians,  but not Clearance  Systems,  and which agents may be a member or members of the Citicorp  Organization) and to participate in Clearance  Systems,  whether in its own name or that of the  Client,  and  whether by  participation  as a member,  sponsor or  settlement  bank within the Clearance  System,  to perform any of the duties of the Custodian  under this  Agreement.  The Custodian may delegate to any such agent or Clearance  System any of its functions under this Agreement,  including,  without limitation,  the  collection  of any  payment or  payments,  whether of an income or a capital  nature,  due on the
Property.

(B)      In the selection and use of such agents and participation in such Clearance  Systems,  the Custodian shall comply with any relevant  Rules,  and shall be responsible  only for the negligence in the selection of such agents and Clearance  Systems and shall use reasonable  care,  prudence and diligence in such selection and use, but shall otherwise  have no  responsibility  for the  performance  by such agents or  Clearance  System of any of the duties delegated to them under this Agreement;  notwithstanding the foregoing,  the Custodian shall be responsible for the negligence,  fraud or willful default of any Subcustodian that is a Branch or subsidiary of Citibank,  N.A., or any
Subcustodian  or agent  appointed  to safekeep  property  in the United  States  (other  than a  Clearance  System)
including  without  limitation,  the failure of any such  Subcustodian to exercise  reasonable  care,  prudence and diligence  in the  performance  of the  service  for  which it was  appointed,  and  shall  have the same  level of responsibility  to the Client for any nominee  company  controlled  by the  Custodian or by any of the  Custodian's affiliated  companies as the Custodian has for itself,  and shall take all action necessary on behalf of the Client to obtain recoveries claimed by Client.

(C)      Subject to any  relevant  Rules and  regulations,  the Property  may be  deposited  with any  Subcustodian deemed  appropriate  by the  Custodian  or in any  Clearance  System  deemed  appropriate  by  the  Custodian  or a
Subcustodian,  as the case may be;  provided  that  Property  shall not be held outside of the United States unless
(i) the Client has  identified  that it is an investment  for which the primary market is outside the United States or cash and cash equivalents and (ii) deposited in an Eligible Foreign  Custodian  approved by the Custodian as the
Client's  Foreign Custody Manager  pursuant to Rule 17f-5 under the 1940 Act or an Eligible  Securities  Depository
(as  defined in Rule 17f-7  under the 1940 Act).  Property  held in any  Clearance  System  shall be subject to the rules or operating  procedures of such Clearance  System,  including rules regarding  supervision or termination of membership of such  Clearance  System,  and such further  information  provided by the Custodian to the Client,  or acknowledgments  or  agreements  which may be required  from the Client,  for the purposes of this Section 12(C) in connection  with use of a Clearance  System from time to time.  The  Custodian  will direct each  Subcustodian  and
Clearance  System to separately  identify on its books  Securities  held by it pursuant to this  Agreement as being held for the account of the  Custodian's  customers.  The  Custodian  will direct each  Subcustodian  and Clearance
System to  segregate  any such  Securities  held by such entity from the assets of the  Custodian  and such entity.
The Custodian shall take all reasonable steps to insure that Securities are separately identified and segregated.

The Client is hereby advised that,  where the Custodian  arranges for any Property to be held  overseas,  there may be different  settlement,  legal and regulatory  requirements in overseas  jurisdictions from those applying in the
United States, together with different practices for the separate identification of the Client's Property.

13.      CITICORP ORGANIZATION INVOLVEMENT
         ---------------------------------

(A)      To the extent  permitted by applicable  law, the Client hereby  authorizes the Custodian  without the need for the Custodian to obtain the Client's prior consent:

         (i)      when acting on  Instructions  to purchase  and/or sell Property from, to or through itself or any other  member  of the  Citicorp  Organization  and  from  and/or  to any  other  customer  of the
                  Custodian or any other member of the Citicorp Organization; and

(ii)     to obtain and keep,  without being liable to account to the Client,  any  commission  payable by any third party or any other member of the Citicorp  Organization in connection  with dealings  arising out of or in connection with the Custody  Account and/or the Custody Cash Account,  but not to exceed usual and customary commissions.

(B)      The Client agrees and understands  that if in accordance with  Instructions,  an investment is made in any property,  held,  issued or managed by any member of the  Citicorp  Organization,  then such member of the Citicorp
Organization  may retain a usual and customary  profit arising  therefrom (in addition to the charges,  commissions and fees  payable  by the Client  under  this  Agreement)  without  being  liable to account to the Client for such profit.

(C)      The Client agrees and  understands  that (i) the Custodian and other members of the Citicorp  Organization may have  banking or other  business  relationships  with  issuers of  Securities  held in the  Custody  Account or
Securities  purchased and sold for the Custody  Account,  and (ii) the Custodian  shall not have any obligations to the Client as a result of such relationships.

14.      SCOPE OF RESPONSIBILITY
         -----------------------

(A)      Subject to the terms  hereof,  the  Custodian  shall use all  reasonable  care in the  performance  of its duties under this  Agreement  and will exercise the due care of a  professional  custodian for hire with respect to the Property in its possession or control.  The Custodian will not be responsible  for any loss or damage  suffered by the Client as a result of the  Custodian  performing  such  duties  unless the loss or damage  results  from the
Custodian's  negligence,  willful  misconduct  or  fraud  or the  negligence,  willful  misconduct  or fraud of its nominees or any branch or  subsidiary  (or  subcustodian  or agent  appointed  to  safekeep  Property in the United
States,  other than a Clearance  System);  in the event of such  negligence or willful  misconduct the liability of the  Custodian  in  connection  with the loss or damage will not exceed (i) the lesser of the  current  replacement cost of any  Securities or the market value of the  Securities to which such loss or damage relates at the time the
Client  reasonably  should  have been  aware of such  negligence  or  willful  misconduct,  plus (ii)  compensatory interest  up to that time at the rate  applicable  to the base  currency  of the  Custody  Cash  Account.  Under no circumstances will the Custodian be liable to the Client for consequential  loss or damage,  even if advised of the possibility of such loss or damage.

(B)      The  Custodian  is not obliged to maintain  any  insurance  on the  Property  held under the terms of this
Agreement.

(C)      In the event that any law, regulation,  decree, order or government act, custom,  procedure or practice to which the  Custodian,  or any  Subcustodian  or Clearance  System is subject,  or to which the Property is subject, prevents  or limits  the  performance  of the duties and  obligations  of the  Custodian,  or any  Subcustodian  or
Clearance  System  then,  upon notice  thereof to the Client only to the extent so limited,  until such time as the
Custodian,  Subcustodian or Clearance System is again able to perform such duties and obligations  hereunder,  such duties and  obligations  of the  Custodian,  Subcustodian  or Clearance  System shall be suspended.  For purpose of this Section 14 (C)  customs,  practices  or  procedures  means such matters  affecting  settlement  of  securities transactions  and the  safekeeping  of assets as the  Custodian as a foreign  custody  manager would be required to consider in determining that assets  maintained in a custody  arrangement in a country provide  reasonable care and any change in such as would require the foreign custody manager to advise the Client.

(D)      Neither the Custodian nor any member of the Citicorp  Organization  shall be  responsible  for any loss or damage,  or  failure  to  comply or delay in  complying  with any duty or  obligation,  under or  pursuant  to this
Agreement  arising as a direct or  indirect  result of any  reason,  cause or  contingency  beyond  its  reasonable control,  including (without limitation) natural disasters,  nationalization,  currency  restrictions,  act of war, act of  terrorism,  act of God,  postal or other  strikes or  industrial  actions,  or the failure,  suspension  or disruption of any relevant stock exchange, Clearance System or market.

(E)      The  Custodian  does not warrant or  guarantee  the  authenticity  or  validity  of any  Security or other
Property received by the Custodian,  or any other entity  authorized to hold Property under this Agreement.  If the
Custodian  becomes aware of any defect in title or forgery of any Property,  the Custodian  shall  promptly  notify the Client.

(F)      The Client shall be responsible for all filings,  tax returns and reports on any  transactions  undertaken pursuant to this  Agreement,  or in respect of the  Property  or  collections  relating  to the  Property as may be requested by any relevant authority,  whether  governmental or otherwise,  and for the payment of all unpaid calls,
Taxes (including without limitation any value added tax),  imposts,  levies or duties due on or with respect to any principal,  interest or other  collections,  or any other liability or payment arising out of or in connection with the  Property,  and in so far as the  Custodian  is under  any  obligation  (whether  of a  governmental  nature or otherwise)  to pay the  same  on  behalf  of the  Client  it may do so out of any  Property  held by the  Custodian pursuant to the terms of this Agreement.

(G)      The Custodian is not acting under this Agreement as an investment  manager,  nor as an  investment,  legal or tax  adviser to the Client and the  Custodian's  duty is solely to act as a  custodian  in  accordance  with the terms of this Agreement.

(H)      Nothing  herein shall  obligate the Custodian to perform any  obligation or to allow,  take or omit taking any action  which will breach any  relevant  Rules,  or any law,  rule,  regulation  or  practice  of any  relevant government, stock exchange, Clearance System, self-regulatory organization or market.

(I)      The  Custodian  may at any time  suspend  or  terminate  its  participation  and  holding  of  assets in a
Clearance  System,  and will give  reasonable  notice to the Client of any such  action.  In such  case,  or in the event of suspension as contemplated in Section 14(C) above,  the Custodian may arrange for the relevant  Securities to be held in certificate form.

(J)      The Custodian  shall not be  responsible  for the acts or omissions,  default or insolvency of any broker, counterparty,  issuer of  Securities  or,  except as provided in Section  12(B),  Subcustodian,  agent or Clearance
System,  provided  however that the Custodian  shall take all  reasonable  efforts to recover  amounts due from any such broker, counterparty or issuer.

(K)      The Custodian shall not be responsible for the accuracy,  content or translation of any notice,  circular, report, announcement or other material forwarded to the Client.

(L)      The Custodian shall only have such duties and  responsibilities  as are specifically set forth or referred to in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

(M)      The  Custodian  agrees to  cooperate  with the  Client to the  extent  reasonably  possible  to insure the
Custodian's  actions and the holding of Property  hereunder are consistent with Rule 17f-4 and Rule 17f-5 under the
1940 Act and 17f-7 under the 1940 Act;  provided  however,  in  performing  its  obligations  with  respect to this
                                                         -
Section 14(M),  and Section  6(A)(xii) of this  Agreement,  the Custodian may obtain  information  from sources the
Custodian  believes to be reliable,  but the Custodian  does not warrant the  completeness  or accuracy of any such information.  Notwithstanding  that the Custodian is not obligated  hereunder to make any  determination  regarding whether Property held by the Custodian in any Eligible  Securities  Depository,  as defined in Rule 17f-7 under the
1940 Act,  will be subject to  reasonable  care  pursuant  to Rule 17f-5  under the 1940 Act,  the  Custodian  will provide an analysis  of the  custody  risks  associated  with  maintaining  assets  with such  Eligible  Securities
Depository  and will monitor such risks on an ongoing basis and promptly  notify the Client of any material  change in these risks.  In performing  its  responsibilities  hereunder,  the Custodian  shall exercise  reasonable  care, prudence and diligence.
(N)      The Custodian agrees that it will at all times be bound by the  Instructions  and entitlement  orders from the Client and shall not permit,  honor or act upon any prior,  equal or  contemporaneous  Claim to or instructions or orders of any kind with respect to Property by or from any other Person,  and shall keep all Property  deposited with the Custodian at all times free from all security  interests,  charges,  claims,  mortgages,  pledges or other liens,  restrictions  or  encumbrances  other than those arising in  connection  with  settlement  of  transactions pursuant to this Agreement and other charges and payments to Custodian as permitted by this Agreement.

15.      LITIGATION; INDEMNITY
         ---------------------

(A)      The  Custodian  or any of its  agents,  as the  case may be,  may (but  without  being  under  any duty or obligation  to)  institute or defend legal  proceedings,  or take any other action  arising out of or in connection with the Property and the Client shall  indemnify the Custodian or agent against any costs and expenses,  including without  limitation  any  reasonable  attorneys'  fees and  disbursements,  arising from such  proceedings or other action and make  available to the  Custodian  such  security in respect of such costs and expenses as the Custodian or agent in its absolute discretion deems necessary or appropriate.

(B)      In the event the  Custodian  does not  institute  or defend  legal  proceedings,  or take any other action arising out of or in connection with the Property,  the Custodian  hereby agrees that the Client shall, to the  extent  of any  loss  of the  Client's  interest  in the  Property  and to the  extent  permitted  by applicable  law and not  prohibited  by contract,  be  subrogated  to all of the rights of recovery of the
         Custodian  therefor  against any third party  person or entity;  PROVIDED  THAT  nothing  herein  shall be
                                                                        ------------------
         interpreted  as  granting  the Client any rights to bring any direct  action  under any  insurance  policy issued in favor of the  Custodian or as limiting  the  Custodian's  right to bring any action  against any such third party for any damages suffered by the Custodian.  Notwithstanding  any other provision  hereof, in no event  shall the  Custodian  be obliged to bring suit in its own name or be obliged to allow suit to be brought in its name  except to the extent  necessary  to be entitled  to seek  relief.  Notwithstanding anything  herein to the  contrary,  in the event  applicable  law or contract  prohibit  subrogation,  the
         Custodian  shall  institute  or defend  litigation  at the request and cost of the Client.  Subject to the terms of this Section 15(B) and to the extent  permitted by law, the  Custodian  shall execute and deliver any and all such  instruments  and documents  which the Client may reasonably  request and take such other actions as  reasonably  necessary  or  appropriate  to assist the Client in the exercise of such rights of recovery  and to enable the Client to recover  against any and all such third party  persons or  entities.
         The Client shall  reimburse the Custodian for any  reasonable  out-of-pocket  costs incurred in connection with the actions contemplated by this Section 15(B).

         (C)      The Client  agrees to  indemnify  the  Custodian  and to defend and hold the  Custodian  harmless
against all       losses,  liabilities,  claims,  expenses  and  Taxes,  including  any  reasonable  legal fees and disbursements, (each referred to as a "LOSS") arising directly or indirectly:

         (i)      from the fact that the  Property is  registered  in the name of or held by the  Custodian  or any nominee or agent of the Custodian or any Clearance System;

         (ii)     without  limiting the  generality  of Section  15(C)(i),  from any act which the Custodian or any nominee  or agent  performs  or  permits  (including  the  provision  of any  overdraft  or other financial  accommodation  which  arises on the books of the  Custodian,  whether on an advised or unadvised  basis) in relation to the Property  pursuant to and in accordance  with this Agreement or any Instructions;

         (iii)    from the Custodian or any such nominee,  agent or Clearance  System carrying out any Instructions
                  pursuant  to  the  terms  of  this  Agreement,   including,   without  limitation,   Instructions
                  transmitted  orally,  by telephone,  telex,  facsimile  transmission or any other means agreed by the Client and the Custodian from time to time or otherwise;

         (iv)     from any reclaim or refund of Taxes effected by the Custodian or any agent for the Client; and

PROVIDED THAT the Custodian  shall not be  indemnified  against or held harmless from any liability  arising out of
-------------
the Custodian's negligence, fraud or willful default.

(D)      The  disclosure  by the Client to the  Custodian  that the Client has entered  into this  Agreement as the agent or  representative  of another person shall not prevent the Custodian from being entitled to treat the Client as incurring all obligations as principal under this Agreement.

(E)      The  Custodian  shall  give  notice of any Loss in  respect  of which the  Client is  obliged  to  provide indemnification  pursuant to this Agreement.  Such notice shall describe the Loss in reasonable  detail,  and shall indicate  the amount  (estimated,  if  necessary,  and to the extent  feasible) of the Loss that has been or may be suffered by Custodian.

16.      SET-OFF
         -------

         In addition to any other  remedies  available to the Custodian  under  applicable  law, the Custodian may, for cash settlement  purposes only,  without prior notice to the Client,  set off any payment obligation owed to it by the  Client  against  any  payment  obligation  owed by it to the Client  regardless  of the place of payment or currency of either obligation (and for such purposes may make any currency conversion necessary).

17.      FEES AND EXPENSES
         -----------------

         Without  prejudice to any of its liabilities and  obligations  under this Agreement,  the Client agrees to pay to the Custodian  from time to time such fees and  commissions  for its services  pursuant to this Agreement as determined  in  accordance  with the terms of the Fee  Agreement,  together  with any  applicable  taxes or levies, including,  without  limitation,  all those items  referred to in Section  8(ii)  hereof.  The Custodian is further authorized  to debit  upon  prior  notice  and  consent  of the  Client  (as well  after as before  the date of any termination  pursuant  to Section 19 hereof)  any  account of the Client  with the  Custodian,  including,  without limitation,  the  Custody  Cash  Account,  for any  amount  owing to the  Custodian  from time to time  under  this
Agreement.

18.      TAX STATUS/WITHHOLDING TAXES
         ----------------------------

(A)      The Client will provide the Custodian  with  information  as to its tax status as reasonably  requested by the Custodian from time to time.

(B)      The Client  may be  required  from time to time to file such proof of  taxpayer  status or  residence,  to execute such certificates and to make such  representations and warranties,  or to provide any other information or documents  in respect of the  Property,  as the  Custodian  or any of its  agents may deem  necessary  or proper to fulfill the  obligations  of the  Custodian  or its agents  under  applicable  law.  The Client  shall  provide the
Custodian  or its agents,  as  appropriate,  in a timely  manner,  with  copies,  or  originals  if  necessary  and appropriate,  of any such proofs of residence,  taxpayer status or identity,  beneficial  ownership of Property and any other information or documents which the Custodian or its agents may reasonably request.

(C)      If any Taxes shall  become  payable  with  respect to any  payment  due to the  Client,  such Taxes may be withheld  from such  payment in  accordance  with  applicable  law. The  Custodian  and any agents may withhold any interest,  any dividends or other  distributions or securities  receivable in respect of Securities,  proceeds from the sale or  distribution  of Securities  ("Payments"),  or with prior notice to and consent of Client may sell for the account of the Client any part thereof or all of the  Securities,  and may apply such Payment  and/or cash from the Custody Cash Account in  satisfaction of such Taxes,  the Client  remaining  liable for any deficiency.  If any
Taxes shall  become  payable  with  respect to any payment  made to the Client by the  Custodian or its agents in a prior year, the Custodian or its agents may withhold Payments in satisfaction of such prior year's Taxes.

(D)      In the event the Client requests that the Custodian  provide tax relief services and the Custodian  agrees to provide such services,  the Custodian or any of its agents,  shall apply for  appropriate  tax relief (either by way of reduced tax rates at the time of an income  payment or  retrospective  tax  reclaims  in certain  markets as agreed from time to time);  PROVIDED THAT the Client provides to the Custodian such  documentation  and information
                            -------------
as is necessary to secure such tax relief.  Custodian  shall advise  Client of the necessary  documentation.  In no event shall the Custodian or any of its agents be  responsible  for the  difference  between the statutory  rate of withholding  and the treaty  rate of  withholding  if the  Custodian  or any of its agents are unable to secure tax relief.

19.      TERMINATION
         -----------

(A)      Either of the parties  hereto may terminate  this Agreement by giving not less than 60 days' prior written notice to the other party;  PROVIDED  THAT within 60 days of such notice,  the Client shall  provide the  Custodian
                            --------------
with  Instructions  specifying the person to whom the Custodian  shall deliver the Property in the Custody  Account and Custody Cash  Accounts;  PROVIDED  FURTHER THAT if the Custodian has effected any  transaction on behalf of the
                             ----------------------
Client the settlement of which is likely to extend beyond the expiration of such notice,  then the Custodian  shall be entitled in its absolute  discretion to close out or complete such  transaction and to retain  sufficient  funds from the  Property  for that  purpose.  If within  60 days  following  termination,  the  Client  fails to give the
Custodian  Instructions  specifying  the person to whom the  Custodian  shall  deliver the  Property in the Custody
Account and Custody Cash  Account,  the  Custodian  shall deliver the Property to the Client at its address set out above.

(B)      The rights and  obligations  contained in Sections 15, 16, 17 and 18 of this  Agreement  shall survive the termination of this Agreement.

20.      ASSIGNMENT
         ----------

         This  Agreement  shall  bind and  enure  for the  benefit  of the  parties  hereto  and  their  respective successors  and  permitted  assigns,  and the  Client  shall not  assign,  transfer  or charge all or any rights or benefits  hereunder  without  the written  consent of the  Custodian.  The  Custodian  may not assign,  transfer or charge all or any of its rights or benefits  hereunder without the written consent of the Client;  PROVIDED HOWEVER
                                                                                                   ----------------
that this Agreement may be assigned by the Custodian to another member of the Citicorp  Organization  with equal or greater  shareholders  equity  with prior  written  notice to the  Client,  and such  assignee  shall,  without the execution or filing of any consents or other  documents,  succeed to and be substituted for the Custodian with like effect as though such assignee had been  originally  named as the Custodian  hereunder.  Any purported  assignment, transfer or charge made in contravention of this Section shall be null and void and of no effect whatsoever.

21.      INTENTIONALLY DELETED.
         ----------------------

22.      DISCLOSURE
         ----------

(A)      The Client  agrees and  understands  that the Custodian or its agents may disclose  information  regarding the Custody  Account  and/or the Custody Cash  Account if required to do so (i) to establish  under the laws of any relevant  jurisdiction  the nominee (or similar)  status of the Custodian or its agents with respect to Property in the Custody  Account  and/or  Custody  Cash Account for the purpose of  performing  or  discharging  its duties and obligations  under  this  Agreement,  (ii) to enable  auditors  to  perform  auditing  services,  (iii) to make the required tax  certifications  in the relevant  jurisdictions,  (iv) by any applicable law, statute or regulation or court order or similar process in any relevant  jurisdiction,  (v) by order of an authority having power to require disclosure by the Custodian or its agents within the  jurisdiction  of such  authority,  whether of a  governmental nature or otherwise, or (vi) where required by the operating rules of any relevant Clearance System.

(B)      The Client hereby  authorizes (i) the collection,  storage and processing of any  information  relating to the Client by the Custodian and the Branches,  subsidiaries,  affiliates  and agents of, or Clearance  Systems used by,  Citibank,  N.A.; and (ii) the transfer of any information  relating to the Client to and between the Branches, subsidiaries,  affiliates and agents of, or Clearance  Systems used by,  Citibank,  N.A. and third parties selected by any of them,  wherever  situated,  for  confidential  use in  connection  with the  provision of services to the
Client,  and further  acknowledges that any such Branch,  subsidiary,  affiliate,  agent,  third party or Clearance
System  shall be entitled to transfer  any such  information  as required by any law,  court,  legal  process or as requested  by any  authority  in  accordance  with which it is required to act, as it shall  reasonably  determine.
Custodian shall advise Client prior to any such disclosure.

(C)      The Client  agrees that the terms of this  Agreement  shall be kept strictly  confidential  and no printed materials or other matter in any language  (including without  limitation,  prospectuses,  statements of additional information,  notices to shareholders,  annual reports and promotional materials) which mention Citicorp, Citibank,
N.A. or the Custodian's  name, or the rights,  powers or duties of the Custodian,  shall be issued by the Client or on the Client's  behalf unless  Citibank,  N.A.  and/or the Custodian  (as  applicable)  shall first have given its specific  written  consent  thereto;  PROVIDED THAT no prior consent shall be required if the only reference to the
                                      -------------
Custodian's name is in identifying the Custodian as one of the Client's  custodians and/ or describing  Custodian's responsibilities for Client per the terms of this Agreement.

23.      NOTICES
         -------

         All notices and  communications  to be given by one party to the other  under this  Agreement  shall be in writing in the  English  language  and  (except  for  notices,  reports and  information  from the  Custodian,  and
Instructions  given by electronic means) shall be made either by telex or facsimile,  other electronic means agreed to by the parties or by letter  addressed to the party  concerned at the  addresses set out above (or at such other addresses  as may be  notified  in writing  by either  party to the other  from time to time).  Any such  notice or communication hereunder shall be effective upon actual receipt.

24.      GOVERNING LAW AND JURISDICTION
         ------------------------------

(A)      This Agreement  shall be governed by and construed in accordance  with the internal laws (and not the laws of conflict) of the state of New York.  The Client agrees for the benefit of the Custodian and,  without  prejudice to the right of the  Custodian  to take any  proceedings  in relation  hereto  before any other court of  competent jurisdiction,  that the courts of the State of New York shall have  jurisdiction  to hear and  determine  any suit, action or  proceeding,  and to settle any  disputes,  which may arise out of or in connection  with this  Agreement and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such courts.

(B)      Each party  hereto  waives any  objection it may have at any time to the laying of venue of any actions or proceedings  brought in a court of the State of New York,  waives any claim that such actions or  proceedings  have been  brought  in an  inconvenient  forum and  further  waives  the right to object  that such  court does not have jurisdiction over such party.

(C)      The Client  irrevocably  waives, to the fullest extent permitted by applicable law, with respect to itself and its  revenues  and  assets  (irrespective  of their use or  intended  use),  all  immunity  on the  grounds  of sovereignty or similar  grounds from (i) suit, (ii)  jurisdiction of any court,  (iii) relief by way of injunction, order for specific  performance  or for recovery of property,  (iv)  attachment  of its assets  (whether  before or after  judgment),  and (v)  execution  or  enforcement  of any judgment to which it or its revenues or assets might otherwise be entitled in any actions or proceedings in such courts,  and irrevocably  agrees, to the fullest extent permitted by applicable law, that it will not claim such immunity in any such actions or proceedings.

(D)      The Client  hereby  understands  and agrees  that the  opening  of, the  holding of all or any part of the
Property in, and the delivery of any  Securities  and other  Property to or from,  the Custody  Account and Custody
Cash Account and the  performance of any  activities  contemplated  in this  Agreement by the Custodian,  including acting on any  Instructions,  are subject to the relevant  local laws,  regulations,  decrees,  orders,  government acts,  customs,  procedures and practices (i) to which the Custodian,  or any Subcustodian or Clearance  System, is
subject and (ii) as exist in the country in which the Property is held.

25.      MISCELLANEOUS
         -------------

(A)      This  Agreement  shall not be amended  except by a written  agreement and any purported  amendment made in contravention of this Section shall be null and void and of no effect whatsoever.

(B)      This  Agreement and the Amended and Restated  Foreign  Custody  Manager  Agreement  shall  constitute  the entire  agreement  between the Client and the Custodian and, unless otherwise  expressly  agreed in writing,  shall supersede,  amend,  restate and replace all prior  agreements  relating to global  custodial  services,  written or oral, between the parties hereto;  provided,  however, that the Pooled Repurchase Custody Agreement dated September
27, 1993 as amended by the First Amendment  thereto dated June, 1994 between the Custodian and certain  Oppenheimer and  Centennial  Funds  including  the  Client  shall  remain  in full  force and  effect,  and in the event of any inconsistencies  between the provisions of this Agreement and the Pooled Repurchase Custody  Agreement,  the latter agreement shall control.

(C)      The parties hereto agree that (i) the rights,  powers,  privileges  and remedies  stated in this Agreement are  cumulative  and not  exclusive  of any  rights,  powers,  privileges  and  remedies  provided  by law,  unless specifically  waived, and (ii) any failure or delay in exercising any right power,  privilege or remedy will not be deemed to constitute a waiver  thereof and a single or partial  exercise of any right,  power,  privilege or remedy will not preclude any subsequent or further exercise of that or any other right, power, privilege or remedy.

(D)      In the  event  that  any  provision  of this  Agreement,  or the  application  thereof  to any  person  or circumstances,  shall be  determined  by a court of proper  jurisdiction  to be  invalid  or  unenforceable  to any extent,  the  remaining  provisions  of this  Agreement,  and the  application  of such  provisions  to  persons or circumstances  other than those as to which it is held invalid or  unenforceable,  shall be unaffected  thereby and such provisions shall be valid and enforced to the fullest extent permitted by law in such jurisdiction.

(E)      Titles to  Sections  of this  Agreement  are  included  for  convenience  of  reference  only and shall be disregarded in construing the language contained in this Agreement.

(F)      This  Agreement may be executed in several  counterparts,  each of which shall be an original,  but all of which together shall constitute one and the same agreement.

         IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement  to be executed by their  respective officers thereunto duly authorized.

CITIBANK, N.A., New York Office                               OPPENHEIMERFUNDS, INC.

                                                                     By:  ________________________________By:
---------------------------------
       Eugene Fauquier                                               Katherine P. Feld, Vice President

Name:  Eugune Fauquier_________           on behalf of each investment company identified on Appendix A
       ---------------
Title:  Vice President                    attached  hereto   individually  and  severally,   and  not  jointly  and
        -----------------------------
severally

                                                     APPENDIX A
-

                   ACCOUNT #       ACCOUNT NAME
                                   ------------
FUND
----

150            099920              Centennial Money Market Trust
160            099862              Centennial Tax Exempt Trust
170            099975              Centennial Government Trust
180            845873              Centennial California Tax Exempt Trust
200            345246              Oppenheimer Money Market Fund
220            847143              Oppenheimer U.S. Government Trust
310            347080              Oppenheimer Municipal Bond Fund
360            847141              Oppenheimer New York Municipal Fund
395            847331              Oppenheimer New Jersey Municipal Fund
416            849286              Oppenheimer Core Plus Fund
740            845861              Oppenheimer Pennsylvania Municipal Fund
755            849103              Oppenheimer Capital Preservation Fund
760            845764              Oppenheimer Cash Reserves
780            845766              Centennial New York Tax Exempt Trust
790            845767              Oppenheimer California Fund
795            847279              Oppenheimer Florida Municipal Fund
855            846077              Oppenheimer Limited Term Government Fund
860            846078              Oppenheimer Intermediate Municipal Fund
870            846080              Centennial America Fund
351            849393              Oppenheimer Legacy Program/Growth Pool
352            849394              Oppenheimer Legacy Program/Income Pool
353            849396              Oppenheimer Legacy Program/Money Pool

OPPENHEIMER ROCHESTER FUNDS
---------------------------

                   ACCOUNT #       ACCOUNT NAME
                                   ------------
FUND
----

355            847622              Limited Term New York Municipal Fund
365            847621              Rochester Fund Municipals

                                              OPPENHEIMER QUEST FUNDS
                                              -----------------------

                   ACCOUNT #       ACCOUNT NAME
                                   ------------
FUND
----

225            847940              Oppenheimer Quest Value
236            847941              Oppenheimer Quest Opportunity Value
251            847942              Oppenheimer Quest Small Cap Value
254            847945              Oppenheimer Quest Global Value
257            847943              Oppenheimer Quest Balanced Value Fund

                                                    APPENDIX A

OPPENHEIMER TRUST COMPANY
-------------------------

                   ACCOUNT #       ACCOUNT NAME
                                   ------------
FUND
----

152            849503              OTC Value Equity Fund
153            849504              OTC Municipal Employees Equity Fund
171            849505              OTC Multi-Employer Equity Fund
172            849506              OTC Mid Cap Value Equity Fund
173            849507              OTC Small Cap Value Equity Fund
174            848508              OTC International Value Equity Fund
184            849511              OTC Intermediate Maturity US Bond Fund
188            849513              OTC GEWT Equity Fund
189            849514              OTC GEWT Ltd. Maturity Fixed Income Fund
               849515              OTC Queens County - ISP
               849516              OTC Queens County - ESOP Dividend
               849517              OTC Queens County - ESOP
               849518              OTC Queens County - ISP Stock
               849519              OTC Spurwink Schools - Equity Fund
               849520              OTC Central Maine - Equity Fund
               849521              OTC Central Maine - Fixed Income Fund
187            849522              OTC Growth Equity Fund
               849523              BCM Employee Stock Ownership Plan
               849509              OTC Total Return Fund
               849510              OTC Moderate Duration
               849512              OTC Quality Bond Fund
               849525              OTC Money Market Fund
208            849388              OTC Growth Fund
247            849389              OTC International Growth Fund
248            849390              OTC Trinity Core Equity Fund
278            849391              OTC Mid Cap Fund
378            849392              OTC U.S. Government Trust Fund